EXHIBIT 23


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in the previously filed Form S-8 Registration Statements of KU Energy Corporation and Kentucky Utilities Company (File Nos. 33-44234 and 33-57087) of our reports dated January 29, 1996, included in Or incorporated by reference in KU Energy Corporation's Form 10-K for the year ended December 31, 1995.



                                              /s/ Arthur Andersen LLP
                                              Arthur Andersen LLP

          Chicago, Illinois
          March 8, 1996


                                         -67-